Exhibit 2.2

JOINDER AND FIRST AMENDMENT TO PLAN OF MERGER AND EQUITY PURCHASE AGREEMENT

This Joinder and First Amendment to Plan of Merger and Equity Purchase Agreement (this “Amendment”), dated June 17, 2021, is entered into by and among by and among RumbleOn, Inc., a Nevada corporation (the “Purchaser”), RO Merger Sub I, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub I”), RO Merger Sub II, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub II”), RO Merger Sub III, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub III”), RO Merger Sub IV, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub IV”), RO Merger Sub V, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub V” and together with Merger Sub I, Merger Sub II, and Merger Sub III, and Merger Sub IV, the “Merger Subs”), C&W Motors, Inc., an Arizona corporation, CMG Powersports, Inc., a Delaware corporation (“CMG Powersports”), Metro Motorcycle, Inc., an Arizona corporation, Tucson Motorcycles, Inc., an Arizona corporation, and Tucson Motorsports, Inc., an Arizona corporation, William Coulter, an individual (“Coulter”), Mark Tkach, an individual (“Tkach” and together with Coulter, the “Principal Owners”), and each other Person who owns an Equity Interest (as defined below) in any Transferred Entity (as defined below) and executes a Seller Joinder (as defined below) (together with the Principal Owners, the “Sellers” and each, a “Seller”), and Mark Tkach, as the representative of the Sellers (the “Sellers’ Representative”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Purchaser, the Merger Sub I, Merger Sub II, Merger Sub III, Merger Sub IV, the Principal Owners, Sellers’ Representative, and the other parties signatory thereto entered into that certain Plan of Merger and Equity Purchase Agreement, dated as of March 12, 2021 (the “Purchase Agreement”);

WHEREAS, the Parties hereto wish to amend the Purchase Agreement;

WHEREAS, the Board of Directors of CMG Powersports has approved and recommends the merger of CMG Powersports with Merger Sub V, a newly formed subsidiary of Purchaser, and a majority of the stockholders of CMG Powersports have approved such transaction;

WHEREAS, the stockholders of CMG Powersports have approved Merger V (as defined below) as a means of transferring their equity interests in CMG Powersports in lieu of selling their shares to the Purchaser as Transferred Equity Interests;

WHEREAS, the Board of Directors of Purchaser has determined it is in the best interests of Purchaser and its stockholders to acquire CMG Powersports pursuant to a merger between CMG and Merger Sub V in lieu of a purchase of the Equity Interests of CMG Powersports; and

WHEREAS, the Parties desire to amend the Purchase Agreement to join CMG and Merger Sub V as Parties with the same force and effect as if such Persons had been a signatory to the Purchase Agreement on the execution date thereof, to implement the acquisition of CMG by merger with and into Merger Sub V in lieu of a purchase of the Equity Interests of CMG by Purchaser, and to modify all provisions necessary or desirable to reflect the foregoing.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Purchaser, and Sellers’ Representative hereby agree as follows:

1. Amendment of Preamble. The Preamble to the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“This PLAN OF MERGER AND EQUITY PURCHASE AGREEMENT (the “Agreement”), dated as of March 12, 2021, by and among RumbleOn, Inc., a Nevada corporation (the “Purchaser”), RO Merger Sub I, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub I”), RO Merger Sub II, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub II”), RO Merger Sub III, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub III”), RO Merger Sub IV, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub IV”), RO Merger Sub V, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub V” and together with Merger Sub I, Merger Sub II, Merger Sub III, and Merger Sub IV, the “Merger Subs”), C&W Motors, Inc., an Arizona corporation, CMG Powersports, Inc., a Delaware corporation, Metro Motorcycle, Inc., an Arizona corporation, Tucson Motorcycles, Inc., an Arizona corporation, and Tucson Motorsports, Inc., an Arizona corporation, William Coulter, an individual (“Coulter”), Mark Tkach, an individual (“Tkach” and together with Coulter, the “Principal Owners”), and each other Person who owns an Equity Interest (as defined below) in any Transferred Entity (as defined below) and executes a Seller Joinder (as defined below) (together with the Principal Owners, the “Sellers” and each, a “Seller”), and Mark Tkach, as the representative of the Sellers (the “Sellers’ Representative”).”

2. Amendment of Recitals. Recital F of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“At the Closing, upon the terms and subject to the conditions of this Agreement (i) Merger Sub I will merge with and into C&W Motors, Inc., with C&W Motors, Inc. continuing as a surviving corporation, (ii) Merger Sub II will merge with and into Metro Motorcycle, with Metro Motorcycle, Inc. continuing as a surviving corporation, (iii) Merger Sub III will merge with and into Tucson Motorcycles, with Tucson Motorcycles continuing as a surviving corporation, (iv) Merger Sub IV will merge with and into Tucson Motorsports, with Tucson Motorsports, Inc. continuing as a surviving corporation, and (v) Merger Sub V will merge with and into CMG Powersports, with CMG Powersports continuing as a surviving corporation, in each case under the laws of the State of Arizona or the laws of the State of Delaware, as applicable, and each as a wholly-owned subsidiary of Purchaser.”

3. Amendment of Article I Definitions. Each of the following definitions are hereby added to Article I as new section thereof:

(a) “Closing Per Share Merger Consideration” means for each applicable Merged Entity (a) the Estimated Cash Consideration and the number of Closing Payment Shares attributable to such entity (determined in accordance with Schedule 5.5(f) and set forth on the Payment Notice), divided by (b) the aggregate number of shares of common stock of such Merged Entity outstanding as of immediately prior to the Effective Time. For the avoidance of doubt, the portion of the Closing Payment Shares that are retained as Escrow Shares shall be retained solely from consideration payable to the Principal Owners.”

(b) “CMG Powersports” means CMG Powersports, Inc., a Delaware corporation.

(c) “DGCL” means the Delaware General Corporation Law, as amended from time to time.

(d) “Merger V” has the meaning set forth in Section 2.2(a)(v).

(e) “Merger Sub V” has the meaning set forth in the preamble to this Agreement.

(f) “Merger Sub V Common Stock” has the meaning set forth in Section 2.2(f)(v).

4. Amendment of Section 2.2. Section 2.2 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“2.2 The Mergers.

(a) Mergers. On the terms and subject to the conditions set forth in this Agreement and in accordance with the ARS and DGCL, as applicable, at the Effective Time:

(i) Merger Sub I shall be merged (“Merger I”) with and into C&W Motors in accordance with the Arizona Entity Restructuring Act (“AERA”) at which time the separate existence of Merger Sub I shall cease, and C&W Motors shall be the surviving corporation and shall be a wholly owned, direct subsidiary of Purchaser;

(ii) Merger Sub II shall be merged (“Merger II”) with and into Metro Motorcycle in accordance with AERA at which time the separate existence of Merger Sub II shall cease, and Metro Motorcycle shall be the surviving corporation and shall be a wholly owned, direct subsidiary of Purchaser;

(iii) Merger Sub III shall be merged (“Merger III”) with and into Tucson Motorcycles in accordance with AERA at which time the separate existence of Merger Sub III shall cease, and Tucson Motorcycles shall be the surviving corporation and shall be a wholly owned, direct subsidiary of Purchaser;

(iv) Merger Sub IV shall be merged (“Merger IV”) with and into Tucson Motorsports in accordance with AERA at which time the separate existence of Merger Sub IV shall cease, and Tucson Motorsports shall be the surviving corporation and shall be a wholly owned, direct subsidiary of Purchaser;

(v) Merger Sub V shall be merged (“Merger V” and together with Merger I, Merger II, Merger III, and Merger VI, the “Mergers”) with and into CMG Powersports in accordance with the DGCL at which time the separate existence of Merger Sub V shall cease, and CMG Powersports shall be the surviving corporation and shall be a wholly owned, direct subsidiary of Purchaser; and

(vi) each of C&W Motors, Metro Motorcycle, Tucson Motorcycles, Tucson Motorsports, and CMG Powersports shall be a “Surviving Corporation.”

(b) Merger Effective Time. At the Closing, Purchaser shall duly execute and file (i) a statement of merger with respect to Merger I, Merger II, Merger III, and Merger IV (each a “Statement of Merger” and collectively, the “Statements of Merger”) with the Arizona Corporation Commission in accordance with Sections 29-2202 and 29-2205 and the other applicable provisions of AERA and all other filings or recording required thereby to effect such mergers and (ii) a certificate of merger (the “Certificate of Merger”) with the Delaware Secretary of State in the form as is required to be executed and competed in accordance with the relevant provisions of the DGCL and make all other filings or recordings required thereby to effect Merger V. The Mergers shall become effective at such time (the “Effective Time”) as the Statements of Merger are filed with the Arizona Corporation Commission and the Certificate of Merger is filed with the Delaware Secretary of State (or at such later time as Sellers’ Representative and Purchaser mutually agree and specify in the Statements of Merger and Certificate of Merger pursuant to and in accordance with the ARS and DGCL, as applicable).

(c) Effects of the Mergers. From and after the Effective Time, Merger I, Merger II, Merger III, and Merger IV shall have the effects set forth herein, which the parties acknowledge and agree constitutes the “plan of merger” required by Section 29-2202 of AERA, and in the other applicable provisions of AERA, including Section 29-2206 thereof and Merger V shall have the effects set forth herein and in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all of the properties, rights, privileges, powers and franchises of C&W Motors and Merger Sub I shall vest in C&W Motors (as the Surviving Corporation), and all debts, liabilities, obligations, and duties of C&W Motors and Merger Sub I shall become debts, liabilities, obligations and duties of C&W Motors (as the Surviving Corporation); (ii) all of the properties, rights, privileges, powers and franchises of Metro Motorcycle and Merger Sub II shall vest in Metro Motorcycle (as the Surviving Corporation), and all debts, liabilities, obligations, and duties of Metro Motorcycle and Merger Sub II shall become debts, liabilities, obligations and duties of Metro Motorcycle (as the Surviving Corporation); (iii) all of the properties, rights, privileges, powers and franchises of Tucson Motorcycles and Merger Sub III shall vest in Tucson Motorcycles (as the Surviving Corporation), and all debts, liabilities, obligations, and duties of Tucson Motorcycles and Merger Sub III shall become debts, liabilities, obligations and duties of Tucson Motorcycles (as the Surviving Corporation); (iv) all of the properties, rights, privileges, powers and franchises of Tucson Motorsports and Merger Sub IV shall vest in Tucson Motorsports (as the Surviving Corporation), and all debts, liabilities, obligations, and duties of Tucson Motorsports and Merger Sub IV shall become debts, liabilities, obligations and duties of Tucson Motorsports (as the Surviving Corporation); and (v) all of the properties, rights, privileges, powers, and franchises of CMG Powersports and Merger Sub V shall vest in CMG Powersports (as the Surviving Corporation), and all debts, liabilities, obligations, and duties of CMG Powersports and Merger Sub V shall become debts, liabilities, obligations, and duties of CMG Powersports (as the Surviving Corporation).

(d) Articles of Incorporation; Certificate of Incorporation; Bylaws. At the Effective Time and without any further action on the part of any party hereto, the:

(i) articles of incorporation and bylaws of Merger Sub I, as in effect immediately prior to the Effective Time, shall become the articles of incorporation and bylaws of C&W Motors (as the Surviving Corporation) as of the Effective Time, until duly amended in accordance with applicable Law;

(ii) articles of incorporation and bylaws of Merger Sub II, as in effect immediately prior to the Effective Time, shall become the articles of incorporation and bylaws of Metro Motorcycle (as the Surviving Corporation) as of the Effective Time, until duly amended in accordance with applicable Law;

(iii) articles of incorporation and bylaws of Merger Sub III, as in effect immediately prior to the Effective Time, shall become the articles of incorporation and bylaws of Tucson Motorcycles (as the Surviving Corporation) as of the Effective Time, until duly amended in accordance with applicable Law;

(iv) articles of incorporation and bylaws of Merger Sub IV, as in effect immediately prior to the Effective Time, shall become the articles of incorporation and bylaws of Tucson Motorsports (as the Surviving Corporation) as of the Effective Time, until duly amended in accordance with applicable Law; and

(v) certificate of incorporation and bylaws of Merger Sub V, as in effect immediately prior to the Effective Time, shall become the certificate of incorporation and bylaws of CMG Powersports (as the Surviving Corporation) as of the Effective Time, until duly amended in accordance with applicable Law.

(e) Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Laws, the directors and the officers of each of the Merged Entities at the Effective Time, and as set forth on Schedule 4.27(a)(ii), shall be the directors and officers, respectively, of each such Merged Entity (in its capacity as a Surviving Corporation).

(f) Conversion of Shares. At the Effective Time, by virtue of the Mergers and without any action on the part of any party:

(i) Each share of common stock, no par value, of C&W Motors issued and outstanding as of the Effective Time (other than Dissenting Shares) and all rights in respect thereof shall, by virtue of Merger I, forthwith cease to exist and be converted into and represent the right to receive the Closing Per Share Merger Consideration, together with any amounts that may become payable as a result of the adjustments in Section 3.3 hereof or release of Escrow Shares, if any. Each share of common stock, par value $0.001 per share, of Merger Sub I (“Merger Sub I Common Stock”), issued and outstanding immediately before the Effective Time, shall be converted into one newly issued, fully paid, and nonassessable share of common stock of C&W Motors (as the Surviving Corporation). From and after the Effective Time, each certificate evidencing shares of Merger Sub I Common Stock shall evidence ownership of such shares of common stock of C&W Motors (as the Surviving Corporation).

(ii) Each share of common stock, no par value, of Metro Motorcycle issued and outstanding as of the Effective Time (other than Dissenting Shares) and all rights in respect thereof shall, by virtue of Merger II, forthwith cease to exist and be converted into and represent the right to receive the Closing Per Share Merger Consideration, together with any amounts that may become payable as a result of the adjustments in Section 3.3 hereof or, with respect to the Principal Owners, release of Escrow Shares, if any. Each share of common stock, par value $0.001 per share, of Merger Sub II (“Merger Sub II Common Stock”), issued and outstanding immediately before the Effective Time, shall be converted into one newly issued, fully paid, and nonassessable share of common stock of Metro Motorcycle (as the Surviving Corporation). From and after the Effective Time, each certificate evidencing shares of Merger Sub II Common Stock shall evidence ownership of such shares of common stock of Metro Motorcycle (as the Surviving Corporation).

(iii) Each share of common stock, no par value, of Tucson Motorcycles issued and outstanding as of the Effective Time (other than Dissenting Shares) and all rights in respect thereof shall, by virtue of Merger III, forthwith cease to exist and be converted into and represent the right to receive the Closing Per Share Merger Consideration, together with any amounts that may become payable as a result of the adjustments in Section 3.3 hereof or release of Escrow Shares, if any. Each share of common stock, par value $0.001 per share, of Merger Sub III (“Merger Sub III Common Stock”), issued and outstanding immediately before the Effective Time, shall be converted into one newly issued, fully paid, and nonassessable share of common stock of Tucson Motorcycles (as the Surviving Corporation). From and after the Effective Time, each certificate evidencing shares of Merger Sub III Common Stock shall evidence ownership of such shares of common stock of Tucson Motorcycles (as the Surviving Corporation).

(iv) Each share of common stock, no par value, of Tucson Motorsports issued and outstanding as of the Effective Time (other than Dissenting Shares) and all rights in respect thereof shall, by virtue of Merger IV, forthwith cease to exist and be converted into and represent the right to receive the Closing Per Share Merger Consideration, together with any amounts that may become payable as a result of the adjustments in Section 3.3 hereof or, with respect to the Principal Owners, release of Escrow Shares, if any. Each share of common stock, par value $0.001 per share, of Merger Sub IV (“Merger Sub IV Common Stock”), issued and outstanding immediately before the Effective Time, shall be converted into one newly issued, fully paid, and nonassessable share of common stock of Tucson Motorsports (as the Surviving Corporation). From and after the Effective Time, each certificate evidencing shares of Merger Sub IV Common Stock shall evidence ownership of such shares of common stock of Tucson Motorsports (as the Surviving Corporation).

(v) Each share of common stock, no par value, of CMG Powersports issued and outstanding as of the Effective Time (other than Dissenting Shares) and all rights in respect thereof shall, by virtue of Merger V, forthwith cease to exist and be converted into and represent the right to receive the Closing Per Share Merger Consideration, together with any amounts that may become payable as a result of the adjustments in Section 3.3 hereof or, with respect to the Principal Owners, release of Escrow Shares, if any. Each share of common stock, par value $0.001 per share, of Merger Sub V (“Merger Sub V Common Stock”), issued and outstanding immediately before the Effective Time, shall be converted into one newly issued, fully paid, and nonassessable share of common stock of CMG Powersports (as the Surviving Corporation). From and after the Effective Time, each certificate evidencing shares of Merger Sub V Common Stock shall evidence ownership of such shares of common stock of CMG Powersports (as the Surviving Corporation).

(g) No Further Rights of Transfer. At and after the Effective Time, each holder of Equity Interests of any Merged Entity shall cease to have any rights as a stockholder of such Merged Entity, except as otherwise required by applicable Law and except for the right of each such holder to surrender his or her stock certificate or affidavit of lost stock certificate in exchange for payment of the applicable Closing Per Share Merger Consideration together with any amounts that may become payable as a result of the adjustments in Section 3.3 hereof or the release of Escrow Shares, if any, and no transfer of shares of common stock of any Merged Entity shall be made on the stock transfer books of the applicable Surviving Corporation. At the close of business on the day of the Effective Time, the stock ledger of each Merged Entity shall be closed.

(h) Surrender and Payment. At or following the Closing, each Seller holding Equity Interests in any Merged Entity may deliver to Purchaser an executed and completed copy of the letter of transmittal in a commercially reasonable form to be agreed upon by Purchaser and Sellers’ Representative (the “Letter of Transmittal”) and, as soon as reasonably practicable thereafter (but in any event, within three (3) Business Days) Purchaser shall pay the consideration to be paid to such Seller pursuant to the Payment Notice, without interest thereon. To the extent that a Seller holding Equity Interests in any Merged Entity has not delivered an executed and completed copy of the Letter of Transmittal, then, promptly after the Effective Time, the Purchaser shall mail to the applicable Seller: (a) the Letter of Transmittal and (b) instructions for effecting the surrender of each Equity Interest in exchange for the amount to be paid to such Seller pursuant to the Payment Notice, without interest thereon. Upon surrender of a duly completed and validly executed Letter of Transmittal after the Effective Time, such Seller shall be entitled to receive in exchange therefore, and as soon as reasonably practicable after the surrender thereof (but in any event, within three (3) Business Days), the Purchaser shall pay, the consideration payable to such holder pursuant to the Payment Notice, without interest thereon.

(i) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of common stock of any Merged Entity issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised dissenters’ rights or appraisal rights of such shares of common stock of any Merged Entity in accordance with Section 10-1321 of the ARS or Section 262 of the DGCL, as applicable (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the ARS or DGCL, as applicable, with respect to such Shares) shall not be converted into a right to receive a portion of the Closing Per Share Merger Consideration together with any amounts that may become payable as a result of the adjustments in Section 3.3 hereof or the release of Escrow Shares, if any, but instead shall be entitled to only such rights as are granted by Article 2 of Chapter 13 of Title 10 of the ARS or Section 262 of the DGCL, as applicable; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Article 2 of Chapter 13 of Title 10 of the ARS or Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Article 2 of Chapter 13 of Title 10 of the ARS or Section 262 of the DGCL, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Closing Per Share Merger Consideration together with any amounts that may become payable as a result of the adjustments in Section 3.3 hereof or the release of Escrow Shares, if any, to which such holder is entitled pursuant to Section 2.2(f), without interest thereon. Sellers shall provide Purchaser prompt written notice of any demands received by any Acquired Company for appraisal of shares of the Merged Entity, any withdrawal of any such demand and any other demand, notice or instrument delivered to any Acquired Company prior to the Effective Time pursuant to the ARS or the DGCL that relates to such demand, and Purchaser shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Purchaser, neither the Sellers nor any Acquired Company shall make any payment with respect to, or settle or offer to settle, any such demands.”

5. Amendment of Section 2.6(b)(ii). Section 2.6(b)(ii) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) articles of merger or a certificate of merger, as applicable, in such form as is required by the relevant provisions of ARS and DGCL, to effect the Mergers;”

6. Amendment of Section 6.1. Section 6.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“6.1 Corporate Existence and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Each Merger Sub (other than Merger Sub V) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. Merger Sub V is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Purchaser and each Merger Sub has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.”

7. Amendment of Section 8.2(b)(A). Clause (A) of subsection 8.2(b) is hereby deleted in its entirety and replaced with the following:

“(A) for purposes of complying with applicable listing rules of the Nasdaq, approval of the issuance of shares of Purchaser Class B Common Stock contemplated to be issued under this Agreement as provided for herein in connection with the consummation of the Transactions,”

8. Amendment of Section 8.10. Section 8.10 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“8.10 Adoption of Equity Incentive Plan Amendment. The Purchaser and the Acquired Companies shall prepare a mutually agreeable amendment to the RumbleOn, Inc. 2017 Equity Incentive Plan to increase the number of shares of Class B Common Stock issuable thereunder and the extend the term therefor for an additional ten (10) years (such plan, as amended, the “Equity Incentive Plan”) to be effective at or prior to the Closing and allocate options or restricted stock units to a list of employees provided by Sellers’ Representative as set forth on Schedule 8.10. The grant of any award under the Equity Incentive Plan shall be subject to receipt from the grantee of a restrictive covenant agreement in the form determined by Purchaser. The adoption of the amendment to the RumbleOn, Inc. 2017 Equity Incentive Plan shall be included as a Purchaser Proposal in the Proxy Statement for approval by the Purchaser’s Stockholders at the Purchaser Stockholders’ Meeting. The Purchaser agrees to file, as soon as practicable after Closing, a registration Statement on Form S-8 covering the issuance of shares underlying awards under the Equity Incentive Plan.”

9. Amendment of Schedule 1.1(a) and Schedule 1.1(b). Schedule 1.1(a) of the Purchase Agreement is hereby amended to remove item 11 thereof listing CMG Powersports. Schedule 1.1(b) of the Purchase Agreement is hereby amended to add the following:

Person	Equity Interest Percentage
5. CMG Powersports, Inc.	● William Coulter, 51% of the Equity Interests; ● Mark Tkach, 29% of the Equity Interests; and ● Robert Dodson, 20% of the Equity Interests

10. Joinder of CMG Powersports and Merger Sub V. By execution of this Amendment, each of CMG Powersports and Merger Sub V hereby acknowledges, agrees, and confirms that it shall be deemed to be a Party and signatory to the Purchase Agreement as of March 12, 2021, and shall have all rights and obligations thereunder as if each had executed the Purchase Agreement as of March 12, 2021.

11. Purchase Agreement Otherwise Unchanged. Except as expressly provided herein, the Purchase Agreement shall remain unchanged and in full force and effect. Each reference to “this Agreement” or “the Purchase Agreement” and words of similar import in the Purchase Agreement and in the agreements and other documents contemplated by the Purchase Agreement shall be a reference to the Purchase Agreement, as amended hereby, and as the same may be further amended, restated, supplemented and otherwise modified and in effect from time to time.

12. Governing Law; Jury Trial. This Amendment shall be governed by and interpreted in accordance with the same laws and in the same manner as the Purchase Agreement and Sections 10.7 and 11.1 of the Purchase Agreement are incorporated herein by reference, mutatis mutandis.

13. Miscellaneous. This Amendment shall be binding upon and inure to the benefit of each party to the Purchase Agreement and its successors and permitted assigns. The headings in this Amendment are for reference only and shall not affect the meaning or interpretation of this Amendment. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same instrument. Delivery of an executed counterpart of this Amendment electronically, via email or .pdf, or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment

* * * * *

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first set forth above.

PURCHASER:

RUMBLEON, INC.

By:	/s/ Marshall Chesrown
Name:	Marshall Chesrown
Title:	Chairman of the Board and Chief Executive Officer

SELLERS:

By:	/s/ Mark Tkach
Name:	Mark Tkach

SELLERS’ REPRESENTATIVE, on behalf of the Sellers

By:	/s/ Mark Tkach
Name:	Mark Tkach

MERGED ENTITIES:

C&W MOTORS, INC.,
an Arizona corporation

By:	/s/ William Coulter
Name:	William Coulter
Title:	Authorized Officer

METRO MOTORCYCLE, INC.,
an Arizona corporation

By:	/s/ William Coulter
Name:	William Coulter
Title:	Authorized Officer

TUCSON MOTORCYCLES, INC.,
an Arizona corporation

By:	/s/ William Coulter
Name:	William Coulter
Title:	Authorized Officer

TUCSON MOTORSPORTS, INC.,
an Arizona corporation

By:	/s/ William Coulter
Name:	William Coulter
Title:	Authorized Officer

CMG POWERSPORTS, INC.,
a Delaware corporation

By:	/s/ William Coulter
Name:	William Coulter
Title:	Authorized Officer

MERGER SUBS:

RO MERGER SUB I, INC.,
an Arizona corporation

By:	/s/ Marshall Chesrown
Name:	Marshall Chesrown
Title:	President

RO MERGER SUB II, INC.,
an Arizona corporation

By:	/s/ Marshall Chesrown
Name:	Marshall Chesrown
Title:	President

RO MERGER SUB III, INC.,
an Arizona corporation

By:	/s/ Marshall Chesrown
Name:	Marshall Chesrown
Title:	President

RO MERGER SUB IV, INC.,
an Arizona corporation

By:	/s/ Marshall Chesrown
Name:	Marshall Chesrown
Title:	President

RO MERGER SUB V, INC.,
a Delaware corporation

By:	/s/ Marshall Chesrown
Name:	Marshall Chesrown
Title:	President